UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2026

Tempest Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35890	45-1472564
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Sierra Point Parkway, Suite 400
Brisbane, California	94005
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (415) 798-8589

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	TPST	The Nasdaq Stock Market LLC
Series A Junior Participating Preferred Purchase Rights	N/A	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 22, 2026, Tempest Therapeutics, Inc. (“Tempest”) entered into a Master Services Agreement (the “MSA”) with Factor Bioscience Inc. (“Factor”). The MSA establishes the terms under which Factor will provide research and development services requested by Tempest pursuant to mutually agreed work orders. The MSA supports Tempest’s development activities, including its obligations under the Amended and Restated License and Collaboration Agreement between Tempest and Factor Bioscience Limited, Factor’s Irish subsidiary, dated November 19, 2025 and effective as of August 6, 2025. Concurrently with the MSA, Tempest and Factor entered into Work Order No. 1, relating to the development of in vivo CAR-T therapies.

The MSA continues until terminated by either party upon 30 days’ prior written notice. Work Order No. 1 may similarly be terminated by either party upon at least 30 days’ prior written notice. Work orders that remain in effect when the MSA is terminated will continue to be governed by the MSA until their expiration or termination. Tempest may also suspend the services under Work Order No. 1 for one calendar month by providing at least 14 days’ prior written notice before the end of the then-current calendar month. Tempest may exercise this suspension right up to three times and remains responsible for services performed and authorized, non-cancellable costs and expenses incurred in connection with the suspended services.

Dr. Matt Angel, Ph.D., Tempest’s President and Chief Executive Officer and a member of its Board of Directors (the “Board”), is the majority owner, Chief Executive Officer, and chairman of Factor Bioscience LLC. Factor is a wholly-owned subsidiary of Factor Bioscience LLC. As of May 28, 2026, Dr. Angel owned 34.2% of the outstanding shares of common stock of Tempest, which includes shares of common stock held by Factor. As the majority stockholder and Chairman of the Board of Directors of Factor, Dr. Angel exercises voting and investment power over the shares held by Factor Biosciences Inc.

Because Factor is a related person, the Board and its Audit Committee believe that the MSA constitutes a related person transaction under the Company’s Related Party Transaction Policy. The MSA was reviewed and approved by the Audit Committee with Dr. Angel not participating in the deliberations or vote. In evaluating the MSA, the Audit Committee considered, among other factors, whether the terms are no less favorable to the Company than terms generally available from an unaffiliated third party under the same or similar circumstances.

The Company currently expects that aggregate fees payable to Factor under the MSA will be $5.0 million per year, payable in equal monthly installments of $416,667, subject to proration for the first and last months of service. Tempest will additionally reimburse Factor for materials, equipment, reagents and third-party services incurred in furtherance of the services or on Tempest’s behalf, together with a 10% project management fee on those amounts. Factor is obliged to provide quarterly reports summarizing the services performed.

The foregoing description is only a summary and is qualified in its entirety by reference to the full text of the agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director and Chair of Audit Committee

Effective September 22, 2026, the Board appointed Ms. Nancy Freda-Smith as Class III director to fill a vacancy on the Board. Ms. Freda-Smith will serve until the Company’s 2027 annual meeting of stockholders and until her successor is duly elected and qualified, or until her earlier death, resignation or removal. Ms. Freda-Smith has been appointed to serve as the Chair of the Audit Committee.

Nancy Freda-Smith, age 54, served as the Chief Audit Executive and Global Head of Asset Protection at Ralph Lauren Corporation, a global leader in the design, marketing, and distribution of premium lifestyle products from 2017 to August 2026. At Ralph Lauren, she led various strategic functions, including internal audit, enterprise risk management, and asset protection where her primary responsibility is to identify and assess key business risks relating to cybersecurity, internal controls, and business continuity. From 2011 to 2017, Ms. Freda-Smith also served in various vice president positions at Ralph Lauren. She has also served as an Independent Director and Audit Committee Member of Chuy’s Holdings, providing oversight during its acquisition by Darden Restaurants. Earlier in her career, she was a Managing Director at Deloitte providing accounting, audit and business-advisory services working in the New York Metro and London offices, from September 1994 until November 2011. Ms. Freda-Smith is a Certified Public Accountant as well as a Certified Fraud Examiner. She holds a Bachelor of Science in Accounting from Boston College. The board concluded that Ms. Freda-Smith should serve as a director based upon her experience as an executive and her extensive professional accounting, financial and risk management expertise.

As a non-employee director, Ms. Freda-Smith will be compensated in accordance with the Company’s Non-Employee Director Compensation Policy. Pursuant to the Company’s Non-Employee Director Compensation Policy, Ms. Freda-Smith will receive compensation in connection with her service as a non-employee director, including an initial option award to purchase 25,000 shares of the Company’s common stock under the Company’s 2023 Equity Incentive Plan, subject to the terms and conditions of the applicable award agreement and the Compensation Policy. Ms. Freda-Smith has entered into the Company’s standard form of indemnification agreement, the form of which was previously filed by the Company.

There are no arrangements or understandings between Ms. Freda-Smith and any other person pursuant to which she was appointed as a director of the Company, there are no family relationships between Ms. Freda-Smith and any of the Company’s directors or executive officers, and there are no transactions involving Ms. Freda-Smith requiring disclosure under Item 404(a) of Regulation S-K.

Previously, on May 22, 2026, Nasdaq had notified the Company that, as a result of resignations from the Board, the Company was no longer in compliance with the Nasdaq Listing Rules due to more than one vacancy on its Board and board committees. As a result, Nasdaq advised the Company that it was not eligible for the cure periods set forth in Nasdaq Listing Rules 5605(b)(1)(A) and 5605(c)(4) and that the Company is required to submit a plan of compliance within the timeframe prescribed by Nasdaq.

Following the appointment of Ms. Freda-Smith, as well as the prior appointments of Dr. Yee and Mr. Richey on June 4, 2026, the Board has reconstituted its membership and committees as part of its efforts to regain compliance with the applicable Nasdaq Listing Rules, and believes it is now in full compliance with the applicable Nasdaq requirements related to its Board.

Departure of Chief Financial Officer and Principal Financial Officer

On September 22, 2026, Mr. Nicholas Rossettos confirmed to Tempest Therapeutics, Inc. (the “Company”) that he would be resigning from his position as Chief Financial Officer of the Company and from any and all other positions he holds with the Company, effective immediately.

Appointment of Principal Financial and Accounting Officer

On September 22, 2026, the Board of Directors of the Company (the “Board”) appointed Ms. Constance Ames as Chief Financial Officer Principal Financial and Accounting Officer, Treasurer, and Corporate Secretary of the Company, effective immediately.

Ms. Ames is an experienced financial executive with more than 15 years of experience working with public and private biopharma companies. Since 2017, she has been an independent consultant assisting companies with corporate finance and accounting services. Prior to consulting, from February 2015 to August 2017, Ms. Ames was the Vice President of Finance at Axsome Therapeutics, Inc., where she was instrumental in the company’s initial public offering and other financings. From November 2010 to February 2015, she served in a variety of positions at Keryx Biopharmaceuticals, Inc., where she played a critical role in growing the finance and accounting department through Keryx’s transition from a development-stage company to a fully integrated commercial organization. Prior to joining Keryx, Ms. Ames started her career in public accounting at Deloitte and Touche, LLP. Ms. Ames received a B.S. in Accounting from Ithaca College.

Ms. Ames will enter into the Company’s standard form of indemnification agreement, the form of which was previously filed by the Company.

There are no family relationships between Ms. Ames and any of the Company’s directors or executive officers, and there are no arrangements or understandings between Ms. Ames and any other person pursuant to which she was appointed as an officer of the Company and designated as its Principal Financial and Accounting Officer. There are no transactions involving Ms. Ames requiring disclosure under Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.

On September 23, 2026, the Company issued a press release entitled “Tempest Appoints Global Finance Leader Nancy Freda-Smith to Board of Directors.” A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished in this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly provided by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Number	Description
10.1	Master Services Agreement, dated September 22, 2026, between Factor Bioscience Inc. and Tempest Therapeutics, Inc.

99.1	Press Release, dated September 23, 2026, furnished herewith.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEMPEST THERAPEUTICS, INC.

Date: September 28, 2026	By:	/s/ Matthew Angel
	Name:	Matthew Angel
	Title:	President and Chief Executive Officer

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